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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           TRIAD SYSTEMS CORPORATION

         Triad Systems Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: That the Stockholders and the Board of Directors of said corporation, by joint unanimous written consent, filed with the minutes of the Corporation, declaring the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation be amended by changing the First Article therof so that, as amended, said Article shall be and read as follows:

         The name of the Corporation is COOPERATIVE COMPUTING, INC.

         SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said Triad Systems Corporation has caused this certificate to be signed on this 18th day of March, 1997.

                                             Triad Systems Corporation

                                             By:  /s/ GLENN E. STAATS
                                                ------------------------
                                             Name:   Glenn E. Staats
                                                  ----------------------
                                             Title:  President
                                                   ---------------------